Exhibit 10.59

Schedule of Convertible Promissory Notes

Issued in Connection with Convertible Secured Debt Financing

Date of Name of    Date of
Note Holder  Amount  Repayment

12/01/00 GSI Ventures, LLC 400,000  January 5, 2002

12/08/00 GSI Ventures, LLC 100,000  January 5, 2002

12/13/00 GSI Ventures, LLC 100,000  January 5, 2002

12/15/00 GSI Ventures, LLC 100,000  January 5, 2002

02/08/01 GSI Ventures, LLC   70,000  January 5, 2002